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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the: 1) Registration Statement on Form S-8 pertaining to the 1999 Open Market Purchase Plan of United Investors Realty Trust (the "Company"); 2) Registration Statement on Form S-3 and related Prospectus of the Company for the registration of 15,000,000 common shares of beneficial interest; and 3) Registration Statement on Form S-3 and related Prospectus of the Company of up to $100,000,000 of common shares, preferred shares, debt securities, securities warrants and rights, of our report dated February 2, 2001 (except for Notes 12, 16 and 17, as to which the date is March 29, 2001) with respect to the Consolidated Financial Statements and Schedule of United Investors Realty Trust and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Dallas, Texas
March 29, 2001